Exhibit 32.1

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. § 1350, that:

(1)   The accompanying Quarterly Report on Form 10-QSB for the period ended April 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2007
/s/ Joseph C. Christenson
Joseph C. Christenson
President, Chief Executive Officer and Chief Financial Officer